EXHIBIT 99.1
                                                                    ------------


                          THE AUDITED BALANCE SHEET OF
                        MERGENCE TECHNOLOGIES CORPORATION
                    AND THE RELATED STATEMENTS OF OPERATIONS,
                       STOCKHOLDERS' EQUITY AND CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2003

                      (TOGETHER WITH THE REPORT THEREON OF
                             DELOITTE & TOUCHE LLP)


































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

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Mergence Technologies Corporation


We have audited the accompanying balance sheet of Mergence Technologies Corporation (the "Company") as of December 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 4 to the financial statements, the Company entered into significant related-party service agreements with certain directors and stockholders of the Company. As a result, the results reported by the Company may not necessarily be indicative of the results that would have been reported had such services been provided by unrelated third parties.


/s/ Deloitte and Touche LLP

Boston, Massachusetts

December 6, 2004







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

Mergence Technologies Corporation

BALANCE SHEET
DECEMBER 31, 2003
================================================================================

ASSETS

CURRENT ASSETS:
  Cash                                                           $     18,477
  Accounts receivable, net of allowances of $0                        272,582
  Loan receivable - related party                                      16,153
  Prepaid expenses                                                     10,889
                                                                 ------------

           Total current assets                                       318,101

PROPERTY AND EQUIPMENT, NET                                             4,621

DEPOSITS                                                                5,418
                                                                 ------------

TOTAL ASSETS                                                     $    328,140
                                                                 ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued expenses - third parties                               $     61,571
  Accrued expenses - related parties                                   25,000
  Deferred revenue                                                     43,287
                                                                 ------------

           Total current liabilities                                  129,858
                                                                 ------------

COMMITMENTS AND CONTINGENCIES (Notes 3 and 7)

STOCKHOLDERS' EQUITY
  Common stock, $0.01 par value-1,000,000 shares authorized;
    164,050 shares issued and outstanding                               1,641
  Additional paid-in capital                                        1,006,109
  Accumulated deficit                                                (809,468)
                                                                 ------------

           Total stockholders' equity                                 198,282
                                                                 ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $    328,140
                                                                 ============

See accompanying notes to financial statements.








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Mergence Technologies Corporation

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003
================================================================================

REVENUE:
    Software licenses                                            $    127,997
    Maintenance and services                                          926,243
                                                                 ------------

           Total revenue                                            1,054,240
                                                                 ------------
COSTS AND EXPENSES:
    Cost of maintenance and services                                  354,288
    Sales and marketing (includes related party expenses
       of $64,500)                                                    145,499
    Research and development                                          435,943
    General and administrative (includes related party
       expenses of $62,500)                                            88,948
                                                                 ------------

           Total costs and expenses                                 1,024,678
                                                                 ------------

INCOME FROM OPERATIONS                                                 29,562

INTEREST EXPENSE - RELATED PARTY                                         (920)
                                                                 ------------

NET INCOME                                                       $     28,642
                                                                 ============

See accompanying notes to financial statements.



















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


Mergence Technologies Corporation

STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 2003
================================================================================

                                    Common Stock            Additional
                              -------------------------      Paid-In      Accumulated
                                Shares         Amount        Capital        Deficit          Total
                              ----------     ----------     ----------     ----------      ----------
BALANCE-January 1, 2003          164,050     $    1,641     $1,006,109     $ (838,110)     $  169,640
    Net income                      --             --             --           28,642          28,642
                              ----------     ----------     ----------     ----------      ----------

BALANCE-December 31, 2003        164,050     $    1,641     $1,006,109     $ (809,468)     $  198,282
                              ==========     ==========     ==========     ==========      ==========


See accompanying notes to financial statements.
































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


Mergence Technologies Corporation

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2003
================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $     28,642
  Adjustments to reconcile net income to net cash used in
   operating activities:
    Depreciation                                                        2,186
    Changes in assets and liabilities:
      Accounts receivable                                            (146,255)
      Prepaid expenses                                                 (7,718)
      Accrued expenses - third parties                                (19,911)
      Accrued expenses - related parties                               25,000
      Deferred revenue                                                (18,304)
                                                                 ------------

           Net cash used in operating activities                     (136,360)
                                                                 ------------
CASH USED IN INVESTING ACTIVITIES-Purchase of
     equipment                                                         (1,916)
                                                                 ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Repayments on loan receivable - related party                   (91,205)
      Loans receivable - related parties                               13,847
                                                                 ------------

           Net cash used in financing activities                      (77,358)
                                                                 ------------

NET DECREASE IN CASH                                                 (215,634)

CASH-Beginning of year                                                234,111
                                                                 ------------

CASH-End of year                                                 $     18,477
                                                                 ============

SUPPLEMENTAL CASH FLOW INFORMATION:
      Cash paid for loan interest - related party                $     30,409
                                                                 ============

See accompanying notes to financial statements.













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

MERGENCE TECHNOLOGIES CORPORATION

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003
================================================================================

1. NATURE OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF BUSINESS--Mergence Technologies Corporation (the "Company") was incorporated on February 2, 1999 and develops and markets content management software. The Company also provides a wide range of consulting services surrounding the implementation and support of its software products. The Company is headquartered in Rutherford, New Jersey.

      BASIS OF PRESENTATION--The Company's financial statements have been presented in conformity with accounting principles generally accepted in the United States of America. The Company is subject to a number of risks similar to those of other early-stage technology companies, including limited operating history, dependence on key personnel, the need to raise capital to fund operations, prospects of rapid technological change, competition from larger companies and continued market acceptance of the Company's products.

      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         USE OF ESTIMATES--The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and the disclosure of certain contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         RELATED PARTY TRANSACTIONS--The Company has historically entered into related party transactions including a loan arrangement with a director of the Company and an officer of the Company and consulting agreements with certain directors and officers of the Company. As a result of these arrangements, the results reported by the Company may not necessarily be indicative of the results that would have been reported had the Company had such arrangements with third parties. (See Note 4).

         REVENUE RECOGNITION--The Company generally recognizes revenue when software product are delivered, all significant Company obligations have been satisfied, customer acceptance has occurred, collection is considered probable, persuasive evidence of an arrangement exists and the fee is fixed or determinable. Payments received prior to satisfying the above revenue recognition criteria are recorded as deferred revenue in the accompanying balance sheets. The Company realizes a significant portion of its software license revenue in the form of license royalties from one customer. Such license royalties are based on utilization of the Company's software and are recognized in the month in which the royalty obligation is earned. Consulting and training revenue is recognized as the services are performed. The Company enters into maintenance contracts which provide technical support and rights to unspecified software maintenance updates and bug fixes on a when-and-if available basis. Revenue from maintenance contracts is deferred and recognized ratably over the contract period (generally one year). Deferred revenue at December 31, 2003 represents unamortized amounts from deferred maintenance contracts.

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

         PROPERTY AND EQUIPMENT--Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets (computer equipment, 3 years, and furniture and fixtures, 7 years).

         RESEARCH AND DEVELOPMENT COSTS--Research and development costs are expensed as incurred.

         INCOME TAXES--Deferred income taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and tax operating loss carryforwards and credits. Deferred tax assets and liabilities are recorded using enacted tax rates that are expected to apply to periods in which there may be taxable income. Valuation allowances are provided to reduce deferred tax assets to amounts management believes are more likely than not to be realized.

         CONCENTRATIONS OF CREDIT RISK--As of December 31, 2003, the Company has no significant off-balance-sheet risk. For the year ended December 31, 2003, the Company has recorded revenue from one company which accounted for a significant portion of total revenue in that year. This customer also constituted a significant portion the Company's total accounts receivable balance at December 31, 2003. (See Note 5).

         STOCK-BASED COMPENSATION--The Company accounts for stock-based award grants to employees and members of the Board of Directors using the intrinsic-value method under the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under APB Opinion No. 25, no compensation expense is recognized for stock awards granted at fair market value with fixed terms. The Company had no stock-based award grants for the year ended December 31, 2003 and none outstanding at December 31, 2003.

         COMPREHENSIVE INCOME--The Company had no comprehensive income items to report, other than net income for the year ended December 31, 2003.

2.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at December 31, 2003:


            Computer equipment                                 $   31,192
            Furniture and fixtures                                  4,000
                                                               ----------

                                                                   35,192

            Less accumulated depreciation and amortization        (30,571)
                                                               ----------

                                                               $    4,621
                                                               ==========

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

3.    COMMITMENTS AND CONTINGENCIES

      LEASES--The Company leases office space, an apartment, and an automobile under noncancelable operating leases, which expire through January 2005. Future minimum payments payable under all noncancelable lease agreements are as follows at December 31:

            Year Ending December 31

            2004                                 $29,199
            2005                                   1,600
                                                 -------

            Total minimum payments               $30,799
                                                 =======

      Total expense under all of the Company's operating lease agreements was $57,924 in 2003.

      CONTINGENCIES--From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues contingent liabilities when it is probable that a liability has been incurred and liabilities can be reasonably estimated. As of December 31, 2003, the Company is not a party to any pending litigation or other legal proceeding.

4.    RELATED PARTY TRANSACTIONS

      LOAN FROM DIRECTOR--In July 1999, a director of the Company agreed to guarantee $150,000 of the Company's obligations in exchange for 15,000 shares of the Company's common stock. In February 2000, the same director agreed to provide additional financing of $350,000 at prime rate plus 2%. In exchange for this new financing, the director was issued an additional 17,500 shares on the Company's common stock and the right to convert the loans to common shares at the rate of 50 shares per $1,000 converted. During 2003, repayments on the loan totaled $91,205 including $61,716 for advances under the loan arrangement and $30,409 in accumulated and unpaid interest. The interest expense for this loan totaled $920 during 2003. At December 31, 2003, all advances plus accumulated and unpaid interest had been fully repaid by the Company.

      LOANS TO RELATED PARTIES--Loans receivable from related parties as of December 31, 2003 consists of a short-term loan to a director of the Company in the amount of $16,153, which was the result of the inadvertent overpayment of interest on the borrowings of the Company under its loan arrangement with the director. This amount was fully repaid by the director in July 2004.

      RELATED PARTY CONSULTING AGREEMENTS--During 2003, the Company entered into consulting agreements with two companies controlled by directors of the Company. The first agreement provided marketing services to the Company and payments under this arrangement totaled $64,500 in 2003. The second agreement provided human resource services to the Company and payments under this arrangement totaled $62,500 in 2003.

5.    SIGNIFICANT CUSTOMERS

      During 2003, revenue recognized relating to one customer accounted for approximately 95% of the Company's total revenue. The same customer accounted for 100% of the Company's accounts receivable at December 31, 2003.

6.    INCOME TAXES

      The Company has elected, for federal and state income tax purposes, to use the cash basis of accounting. For the year ended December 31, 2003, the Company reported a net operating loss in its federal and state income tax filings.

      The effective tax rate of the Company differs from the 34% statutory U.S. federal income tax rate due to reversal of valuation allowances previously provided for on the tax benefits associated with the Company's net deferred tax assets.

      The tax effects of significant items comprising the Company's net deferred tax assets as of December 31, 2003 were as follows:

            Deferred tax liabilities:
               Accounts receivable                          $   (116,000)
               Prepaid expenses                                   (5,000)
                                                            ------------

                                                                (121,000)
                                                            ------------
            Deferred tax assets:
               Net operating loss carryforwards             $    243,000
               Depreciation and amortization                      72,000
               Accrued expenses                                   38,000
               Deferred revenue                                   18,000
               Deferred loan costs                                15,000
                                                            ------------

                                                                 386,000
                                                            ------------

            Total                                                265,000

            Valuation allowance                                 (265,000)
                                                            ------------

            Net deferred tax assets                         $       --
                                                            ============

      As of December 31, 2003, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $525,000. The federal net loss carryforwards expire through 2023. The use of these losses may be limited due to ownership change limitations under Section 382 of the Internal Revenue Code. Due to the significant uncertainty surrounding the realization of the net deferred tax asset, the Company has provided a full valuation allowance against this amount. The Company's valuation allowance decreased by approximately $31,000 in 2003.


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

7.    GUARANTEES AND INDEMNIFICATIONS

      The Company enters into indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company agrees to indemnify, hold harmless, and reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally its customers, in connection with any patent, copyright or other intellectual property infringement claim by any third party with respect to its products. The term of these indemnification agreements is generally perpetual. Further, certain of the Company's agreements also provide for the performance of services at customer sites. These agreements may contain indemnification clauses, whereby the Company will indemnify the customer from any and all damages, losses, judgments, costs and expenses for acts of our employees or subcontractors resulting in bodily injury or property damage. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2003.

8.    SUBSEQUENT EVENT

      On August 11, 2004, the Company was acquired by Datawatch Corporation. The acquisition cost of $2.6 million consisted of cash of $2.5 million and direct acquisition costs of approximately $100,000. In addition, Datawatch will pay the Sellers on a quarterly basis payments equal to 10% of the revenues, as defined, from Mergence's Researcher product for a period of six years. The amount will be expensed as a cost of revenue as the Researcher product is sold. Immediately prior to the acquisition 4,890 shares of the Company's common stock were issued to certain employees that were with the Company since its inception. The accompanying financial statements reflect no adjustments resulting from the sale.


                                     ******














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